UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2012

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2012, the Company granted executive officers the right to receive shares of the Company’s common stock (the “Performance Shares”) following the filing of the Company’s Annual Report on Form 10-K for fiscal 2014, subject to the Company achieving cumulative earnings per share for fiscal 2012, fiscal 2013 and fiscal 2014 equal to at least the amounts achieved by the Company during fiscal 2011, fiscal 2012 and fiscal 2013, subject to any adjustments for nonrecurring events that the Company’s Compensation Committee may determine in its sole discretion are appropriate (the “Cumulative EPS Threshold”). These Performance Shares were granted under the Company’s 2005 Stock Incentive Plan and the grants are collectively referred to as the 2012-2014 Performance Share Program. Under the 2012-2014 Performance Share Program, each recipient will be entitled to receive a percentage of the “Target Shares” amount identified opposite his or her name on Exhibit 10.2 to this Current Report on Form 8-K that is based on the percentage of the cumulative total of the earnings per share goals for fiscal 2012, fiscal 2013 and fiscal 2014 (the “Cumulative EPS Goal”) achieved by the Company, as set forth on the following schedule:

Company Performance	Performance Shares to which Employee is Entitled
If the Company fails to achieve the Cumulative EPS Threshold, then:	Employee shall not be entitled to receive Performance Shares pursuant to this Agreement.

If the Company achieves the Cumulative EPS Threshold, but less than or equal to 100% of the Cumulative EPS Goal, then:	Employee shall be entitled to receive a percentage of the “Target Shares” amount equal to the percentage of the Cumulative EPS Goal achieved (e.g., if the Company achieves 95% of the Cumulative EPS Goal, then Employee is entitled to receive 95% of his or her “Target Shares” amount – assuming that the Cumulative EPS Threshold has been met).

If the Company achieves between 100-105% of the Cumulative EPS Goal, then:	Employee shall be entitled to receive 100% of his or her “Target Shares” amount, plus an additional percentage of such “Target Shares” amount equal to twice (2x) the incremental percentage increase in the Cumulative EPS Goal achieved over 100% (e.g., if the Company achieves 103% of the Cumulative EPS Goal, then Employee is entitled to receive 106% of his or her “Target Share” amount).

The Performance Share grants for each recipient are also contingent upon the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for fiscal 2014.

The earnings per share goal for each fiscal year will be determined by the Compensation Committee prior to the beginning of each fiscal year. The actual earnings per share for each fiscal year shall be based on the fully diluted earnings per share amount for such fiscal year that is set forth in the audited financial statements filed with the Company’s corresponding Annual Report on Form 10-K. The determination regarding whether the Company has achieved the Cumulative EPS Goal will be made upon filing of the Annual Report on Form 10-K for fiscal 2014 (the “Vesting Date”). Performance Shares will be issued on the Vesting Date, as provided above, if at least the Cumulative EPS Threshold is achieved. No partial issuance of Performance Shares shall be made if an earnings per share goal is achieved in any one or more fiscal years but the Cumulative EPS Threshold is not achieved.

The form of 2012-2014 Performance Share Agreement utilized in connection with grants under the 2012-2014 Performance Share Program and a schedule of grants made under the form of 2012-2014 Performance Share Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of 2012-2014 Performance Share Agreement

10.2	Schedule of grants made under the Form of 2012-2014 Performance Share Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: January 6, 2012	By:	/s/ Diana G. Purcel
Name: Diana G. Purcel
Title: Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of 2012-2014 Performance Share Agreement

10.2	Schedule of grants made under the Form of 2012-2014 Performance Share Agreement